SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2011

ROTOBLOCK  CORPORATION
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51428	20-08987999
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 B Street, Santa Rosa, California	95401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 578-5220

None
[Missing Graphic Reference]
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced  the resignation of Ching Chuen Chan as a director, effective February 21, 2011. Mr. Chan resigned for personal reasons and not as a result of any disagreement with the Company’s operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               ROTOBLOCK CORPORATION

Dated:	February 21, 2011	By: /s/ Chien Chih Liu, Chief Executive Officer